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                    INSTRUCTION TO REGISTERED HOLDER AND/OR
              BOOK-ENTRY TRANSFER FACILITY PARTICIPANT FROM OWNER
                                       OF
                                PSI ENERGY, INC.
                              FIRST MORTGAGE BONDS
                      SERIES EEE, 6.65%, DUE JUNE 15, 2006

To Registered Holder and/or Participant
  of The Book-Entry Transfer Facility:

    The undersigned hereby acknowledges receipt of the Prospectus dated
October   , 2001 (the "Prospectus") of PSI Energy, Inc., an Indiana corporation
(the "Company"), and the accompanying Letter of Transmittal (the "Letter of Transmittal"), that together constitute the Company's offer (the "Exchange Offer"). Capitalized terms used but not defined herein have the meaning as ascribed to them in the Prospectus.

    This will instruct you, the registered holder and/or book-entry transfer facility participant, as to the action to be taken by you relating to the Exchange Offer with respect to the Old Bonds held by you for the account of the undersigned.

    The aggregate face amount of the Old Bonds held by you for the account of the undersigned is (fill in amount):

    $         of the First Mortgage Bonds Series EEE, 6.65%, Due June 15, 2006.

    With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

/ / To TENDER the following Old Bonds held by you for the account of the undersigned (insert principal amount of Old Bonds to be tendered, if any):

    $      of the First Mortgage Bonds Series EEE, 6.65%, Due June 15, 2006.

/ /  NOT to TENDER any Old Bonds held by you for the account of the undersigned.

    If the undersigned instructs you to tender the Old Bonds held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations, that (i) the holder is not an "affiliate" of the Company, (ii) any New Bonds to be received by the holder are being acquired in the ordinary course of its business and (iii) the holder has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act of 1933) of such New Bonds. If the undersigned is a broker-dealer that will receive New Bonds for its own account in exchange for Old Bonds, it represents that such Old Bonds were acquired as a result of market-making activities or other trading activities, and it acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Bonds. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Bonds, such broker-dealer is not deemed to admit that it is an "underwriter" within the meaning of the Securities Act of 1933.

/ / Check here if the beneficial owner of the Old Bonds is a participating broker-dealer and such participating broker-dealer acquired the Old Bonds for its own account as a result of market-making activities or other trading activities.
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                                   SIGN HERE

Name of beneficial owner(s): ___________________________________________________

Signature(s): __________________________________________________________________

Name(s) (please print): ________________________________________________________

Address: _______________________________________________________________________

________________________________________________________________________________

Telephone Number: ______________________________________________________________

Taxpayer Identification or Social Security Number: _____________________________

________________________________________________________________________________

Date: __________________________________________________________________________

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